EXHIBIT 21.1

SUBSIDIARIES OF NATIONAL INSTRUMENTS CORPORATION

Unless noted, all subsidiaries are formed under local law.

Applied Wave Research Limited, United Kingdom

AWR Corporation, a Delaware corporation

AWR-APLAC Oy, Finland

AWR Japan KK

BEEcube, Inc.

DASYTEC USA, Incorporated, a New Hampshire corporation

Data Translation GmbH, Germany

Data Translation, Inc.

Enterprise International Holding B.V., Netherlands

Hyperception, Inc., a Texas corporation

M2 SAS, France

Measurement Computing Corporation, a Delaware corporation

Micropross SAS, France

National Instruments AM LLC, Armenia

National Instruments Asia Minor Ölcüm Cihazları Ticaret Limited Şirketi, Turkey

National Instruments Asia Pacific Pte. Ltd., Singapore

National Instruments Australia Pty Ltd., Australia

National Instruments Belgium N.V.

National Instruments Brazil Ltda.

National Instruments Canada Co.

National Instruments Chile SpA.

National Instruments Colombia SAS

National Instruments Corporation (UK) Limited, United Kingdom

National Instruments Costa Rica Ltda.

National Instruments (Czech Republic) s.r.o.

National Instruments Denmark ApS, Denmark

National Instruments de Mexico, S.A. de C.V.

National Instruments de Mexico Servicios, S.A. de C.V.

National Instruments Dresden GmbH, Germany

National Instruments Egypt LLC

National Instruments Engineering ApS, Denmark

National Instruments Engineering GmbH, Germany

National Instruments Engineering GmbH & Co. KG, Germany

National Instruments Europe Corporation, a Texas corporation

National Instruments Finland Oy

National Instruments France SAS, France

NI France Holdings SAS, France

National Instruments Germany GmbH

National Instruments Gesellschaft m.b.H., Austria

National Instruments Hong Kong Limited

National Instruments Hungary Kft.

National Instruments Instrumentacija, avtomatizacija in upravljanje procesov d.o.o., Slovenia

National Instruments Ireland Resources Limited

National Instruments Israel Ltd.

National Instruments Italy s.r.l.

National Instruments Japan KK

National Instruments (Korea) Corporation

National Instruments Lebanon SARL

National Instruments Netherlands B.V.

National Instruments New Zealand Limited

National Instruments Norway AS, Norway

National Instruments Poland Sp.Zo.o.

National Instruments Portugal Unipessoal Lda.

National Instruments Romania s.r.l.

National Instruments RUS LLC, Russia

National Instruments Saudi Arabia, LLC

National Instruments Scandinavia Corporation, a Texas corporation

National Instruments Singapore (PTE) Ltd.

National Instruments Spain, S.L.

National Instruments Sweden A.B.

National Instruments Switzerland GmbH, Switzerland

National Instruments (Thailand) Co., Ltd.

NI Hungary Kft.

NI Malaysia Sdn. Bhd.

NI Solutions (Proprietary) Limited, South Africa

NI Southeast Asia Sdn. Bhd., Malaysia

NI Systems (India) Private Limited, India

NI Taiwan Corporation

Phase Matrix, Inc., a California corporation

PT. National Instruments Indonesia

Quality Instrumentation Solutions, Inc., a Texas corporation

Shanghai NI Instruments LTD, People’s Republic of China

Washington Holding and Finance B.V., Netherlands